JOHN HANCOCK EQUITY TRUST

                          Amendment of Section 5.11 and
                        Establishment and Designation of
       Class A Shares, Class B Shares, Class C Shares, and Class I Shares
                            of Beneficial Interest of
                      John Hancock Technology Leaders Fund
                      a Series of John Hancock Equity Trust


              Establishment and Designation of New Series of Shares
              -----------------------------------------------------

         The undersigned, being a majority of the Trustees of John Hancock Equity Trust, a Massachusetts business Trust (the "Trust"), acting pursuant to the Amended and Restated Declaration of Trust dated March 8, 2005, as amended from time to time (the "Declaration of Trust"), do hereby establish an additional series of shares of the Trust (the "Shares"), having rights and preferences set forth in the Declaration of Trust and in the Trust's Registration Statement on Form N-1A, which Shares shall represent undivided beneficial interests in a separate portfolio of assets of the Trust (the "Fund") designated "John Hancock Technology Leaders Fund". The Shares are divided to create four classes of Shares of the Fund as follows:

      1. The four classes of Shares of the Fund established and designated hereby are "Class A Shares", "Class B Shares", "Class C Shares", and "Class I Shares", respectively.

      2. Class A Shares, Class B Shares, Class C Shares, and Class I Shares shall each be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

      3. The purchase price of Class A Shares, of Class B Shares, of Class C Shares, and of Class I Shares, the method of determining the net asset value of Class A Shares, of Class B Shares, of Class C Shares, and of Class I Shares, and the relative dividend rights of holders of Class A Shares, of holders of Class B Shares, of holders of Class C Shares, and of holders of Class I Shares, shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be as set forth in the Prospectus and Statement of Additional Information of the Fund included in the Trust's Registration Statement, as amended from time to time, under the Securities Act of 1933, as amended and/or the Investment Company Act of 1940, as amended.

         The Declaration of Trust is hereby amended to the extent necessary to reflect the establishment of such additional series of Shares, effective March 14, 2005.

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                                                      John Hancock Equity Trust:
                                                     Establishment of the Series
                                            John Hancock Technology Leaders Fund



                            Amendment of Section 5.11
                            -------------------------

         The undersigned, being a majority of the Trustees of John Hancock Equity Trust, a Massachusetts business trust (the "Trust"), acting pursuant to
Section 8.3 of the Amended and Restated Declaration of Trust dated March 8, 2005, as amended from time to time, do hereby amend Section 5.11, effective March 14, 2005, as follows:

         1. Section 5.11 (a) shall be deleted and replaced with the following:

                  Without limiting the authority of the Trustees set forth in
                  Section 5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following Series:
                  John Hancock Technology Leaders Fund, John Hancock Growth Trends Fund and John Hancock Small Cap Fund, each of which consists of Class A Shares, Class B Shares, Class C Shares, and Class I Shares (the "Existing Series").


         Capitalized terms not otherwise defined herein shall have the meanings set forth in the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned have executed this instrument on the 8th day of March 2005.


/s/James F. Carlin                                      /s/Charles L. Ladner
------------------                                      --------------------
James F. Carlin                                         Charles L. Ladner

/s/Richard P. Chapman                                   /s/John A. Moore
---------------------                                   ----------------
Richard P. Chapman                                      John A. Moore

/s/William J. Cosgrove                                  /s/Patti McGill Peterson
----------------------                                  ------------------------
William J. Cosgrove                                     Patti McGill Peterson

/s/William H. Cunningham                                /s/Steven R. Pruchansky
------------------------                                -----------------------
William H. Cunningham                                   Steven R. Pruchansky

/s/Ronald R. Dion                                       /s/Norman H. Smith
-----------------                                       ------------------
Ronald R. Dion                                          Norman H. Smith

                                                        /s/James A. Shepherdson
                                                        -----------------------
                                                        James A. Shepherdson


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